Exhibit 10.3

EXECUTION VERSION

THREE-YEAR TERM LOAN CREDIT AGREEMENT

dated as of September 12, 2024

among

HEWLETT PACKARD ENTERPRISE COMPANY,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Processing Agent and Co-Administrative Agent

and

CITIBANK, N.A.,
as Co-Administrative Agent

JPMORGAN CHASE BANK, N.A.,
CITIBANK, N.A.,

and

MIZUHO BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners

MIZUHO BANK, LTD.,

as Syndication Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

ARTICLE II

The Credits

ARTICLE III

Representations and Warranties

- i -

ARTICLE IV

Conditions

SECTION 4.01.	Effective Date	46
SECTION 4.02.	Funding Date	47
SECTION 4.03.	Action by Lenders during Certain Funds Period	49
ARTICLE V

Affirmative Covenants

ARTICLE VI

Negative Covenants

SECTION 6.01.	Subsidiary Indebtedness	52
SECTION 6.02.	Liens	53
SECTION 6.03.	Fundamental Changes	55
SECTION 6.04.	Financial Covenants	55
ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

SECTION 8.01.	Certain ERISA Matters	61
SECTION 8.02.	Acknowledgements of Lenders	62
SECTION 8.03.	Borrower Communications	62
ARTICLE IX

[Reserved]

- ii -

ARTICLE X

Miscellaneous

SCHEDULES:

Schedule 2.01 -	Commitments
Schedule 3.05 -	Litigation and Environmental Matters
Schedule 6.01-	Existing Subsidiary Indebtedness

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Subsidiary Guarantee
Exhibit C-1 – Form of U.S. Tax Compliance Certificate For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes and Non-U.S. Lenders That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is Not A Partnership
Exhibit C-2 – Form of U.S. Tax Compliance Certificate For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes and Non-U.S. Lenders That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is A Partnership
Exhibit C-3 – Form of U.S. Tax Compliance Certificate For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes and Non-U.S. Participants That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is Not A Partnership
Exhibit C-4 – Form of U.S. Tax Compliance Certificate For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes and Non-U.S. Participants That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is A Partnership
Exhibit D – Form of Solvency Certificate

- iii -

THREE-YEAR TERM LOAN CREDIT AGREEMENT dated as of September 12, 2024 (this “Agreement”), among HEWLETT PACKARD ENTERPRISE COMPANY, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Processing Agent and Co-Administrative Agent, and CITIBANK, N.A., as Co-Administrative Agent.

A.          The Borrower intends to acquire (the “Juniper Acquisition”) Juniper Networks, Inc., a Delaware corporation (“Juniper”), pursuant to the Agreement and Plan of Merger, dated as of January 9, 2024 (the “Juniper Signing Date”) (as amended, waived, supplemented or otherwise modified from time to time, the “Juniper Merger Agreement”), among the Borrower, Jasmine Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower, and Juniper, for the aggregate cash consideration set forth in the Juniper Merger Agreement as in effect on the Juniper Signing Date (the “Juniper Acquisition Consideration”).

B.          In connection with the Juniper Acquisition, the Borrower intends to (a) obtain (x) a $3,000,000,000 senior unsecured term loan facility on the terms set forth in this Agreement and (y) an $8,988,140,158 senior unsecured term loan facility (or, in lieu of all or any portion of such term loan facility, obtain proceeds from (i) the issuance of one or more series of senior unsecured notes by the Borrower through one or more public offerings or private placements and/or (ii) the issuance of at least $1.5 billion of mandatory convertible securities by the Borrower), (b) repay all principal, interest and fees outstanding under the Credit Agreement dated as of June 15, 2023 (as amended, supplemented or modified from time to time), by and among Juniper, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Juniper Refinancing”), and (c)  pay the fees, costs and expenses incurred in connection with the foregoing. The transactions set forth in this paragraph (B) and the preceding paragraph A are referred to herein collectively as the “Juniper Acquisition Transactions”).

C.          In connection with clause (a) of the preceding paragraph, the Borrower has requested the Lenders extend credit of up to $3,000,000,000 in the form of Commitments hereunder pursuant to which the Borrower may obtain Loans in Dollars on the terms and subject to the conditions set forth herein. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

D.          Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“364-Day Facility” means a senior unsecured term facility in an aggregate principal amount of up to $8,988,140,158, established by the Borrower pursuant to the 364-Day Term Loan Credit Agreement dated as of the Effective Date, among the Borrower, the lenders party thereto, JPMorgan Chase Bank, as administrative processing agent and co-administrative agent, and Citibank, N.A., as co-administrative agent.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition by the Borrower or any of its Subsidiaries of in excess of 50% of the Equity Interests of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary of the Borrower or (c) a merger or consolidation or any other combination by the Borrower or any of its Subsidiaries with another Person (other than a Person that is a Subsidiary); provided that the Borrower (or a Person that succeeds to the Borrower pursuant to the definitive agreement in connection with such transaction or series of related transactions) or a Subsidiary of the Borrower (or a Person that becomes a Subsidiary of the Borrower as a result of such transaction) is the surviving entity; provided, that any Person that is a Subsidiary at the time of execution of the definitive agreement related to any such transaction or series of related transactions (or, in the case of a tender offer or similar transaction, at the time of filing of the definitive offer document) shall constitute a Subsidiary for purposes of this definition even if in connection with such transaction or series of related transactions, such Person becomes a direct or indirect holding company of the Borrower (without limiting the application of a Change in Control).

“Acquisition Debt” means any Indebtedness of the Borrower or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Person(s) or assets to be acquired); provided that either (a)(i) the release of the proceeds thereof to the Borrower and its Subsidiaries is contingent upon the substantially simultaneous consummation of such Material Acquisition and, pending such release, such proceeds are held pursuant to an escrow or similar arrangement and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition terminates or is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness (as may be extended pursuant to the terms of such documentation), such proceeds shall be promptly applied to satisfy and discharge all obligations of the Borrower and its Subsidiaries in respect of such Indebtedness or (b)(i) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition terminates or is terminated prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness (as may be extended pursuant to the terms of such documentation), such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be.

“Adjusted Daily Simple SOFR Rate” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means the Administrative Processing Agent or any successor thereto appointed in accordance with Article VIII.

“Administrative Processing Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative processing agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to it in Section 10.03(d).

“Agreement” has the meaning assigned to such term in the preamble.

“Agreement Currency” has the meaning assigned to such term in Section 10.15(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to  Section 2.12 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 10.06(b).

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower and the Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning assigned to such term in Section 10.15(b).

“Applicable Funding Account” means an account of the Borrower that is specified in a written notice from a Financial Officer of the Borrower delivered to and approved by the Administrative Agent for the funding of the proceeds of Loans hereunder, which account shall be maintained by the Borrower with the Administrative Agent in New York City.

“Applicable Parties” has the meaning assigned to such term in Section 10.01(d).

“Applicable Rate” means, for any day with respect to any ABR Loan, Term Benchmark Loan, RFR Loan or the Ticking Fees payable hereunder, the applicable rate per annum set forth below in basis points per annum under the caption “ABR Spread”, “Term Benchmark and RFR Spread” or “Ticking Fee Rate”, as the case may be, based upon the Ratings of S&P, Moody’s and Fitch, respectively, applicable on such date to the Index Debt:

Index Debt Ratings:	ABR Spread (bp)	Term Benchmark and RFR Spread (bp)	Ticking Fee Rate (bp)
Category 1 Rating of A3/A-/A- or greater	0.0	100.0	7.5
Category 2 Rating of Baa1/BBB+/BBB+	12.5	112.5	10.0
Category 3 Rating of Baa2/BBB/BBB	25.0	125.0	12.5
Category 4 Rating of Baa3/BBB-/BBB-	37.5	137.5	17.5
Category 5 Rating of Ba1/BB+/BB+ or lower	62.5	162.5	22.5

It is hereby understood and agreed that in no event shall the Applicable Rate be less than zero.

“Approved Borrower Portal” has the meaning assigned to such term in Section 8.03(a).

“Approved Electronic Platform” has the meaning assigned to such term in Section 5.01.

“Arranger” means JPMorgan Chase Bank, N.A., Citibank, N.A. and Mizuho Bank, Ltd., each in its capacity as an arranger of the credit facility established under this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A hereto or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan, Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or the Term SOFR Rate, as applicable, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.12.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)        the Adjusted Daily Simple SOFR Rate; or

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, after consultation with the Borrower, in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion in consultation with the Borrower is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation, substantially similar in form to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board Control Event” means the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated or approved by the board of directors of the Borrower nor (ii) appointed by directors so nominated or approved.

“Borrower” means Hewlett Packard Enterprise Company, a Delaware corporation.

“Borrower Agent” means agents of the Borrower acting in capacity with, or benefitting from, this Agreement or the proceeds of any Borrowing.

“Borrower Communications” has the meaning assigned to such term in Section 8.03.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means US$25,000,000.

“Borrowing Multiple” means US$5,000,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that (a) any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease or finance lease as a result of a change in GAAP during the life of such lease, including any renewals, and (b) any lease that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2018, in each case, shall be treated as an operating lease for all purposes under this Agreement.

“Category” means a category of Index Debt Ratings set forth in the table included in the definition of Applicable Rate in this Section 1.01.

“Certain Funds Period” means the period from and including the Effective Date to and including the earlier of: (i) the funding of the Loans hereunder on the Funding Date, (ii) the date that is five Business Days following the Juniper Outside Date, (iii) the occurrence of the Juniper Acquisition Closing without the funding of any Loans hereunder and (iv) the Juniper Acquisition Termination.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act, as amended and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 37.5% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s direct or indirect holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Clean-Up Period” has the meaning assigned to such term in Article VII.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Administrative Agent” means JPMorgan Chase Bank, N.A. or Citibank, N.A., each in its capacity as co-administrative agent for the Lenders hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $3,000,000,000.

“Commitment Documents” means (a) the Commitment Letter, dated as of January 9, 2024, as modified by the Joinder Agreement, dated as of January 30, 2024, and the Assignment Agreement, dated as of June 6, 2024, each by and among the Borrower and certain of the Co-Administrative Agents, Arrangers and Lenders and (b) the Arranger Fee Letter, dated as of January 9, 2024, by and among the Borrower and the Arrangers.

“Communications” has the meaning assigned to such term in Section 5.01(f).

“Consolidated Current Liabilities” means, on any date, the consolidated current liabilities (other than the short-term portion of any long-term Indebtedness of the Borrower or any Subsidiary) of the Borrower and the Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary or non-recurring non-cash charges, including non-cash restructuring charges, for such period (it being understood that non-cash goodwill and intangible asset impairment charges will be deemed to be non-recurring non-cash charges); provided, however, that cash expenditures in respect of charges referred to in this clause (iv) shall be deducted in determining Consolidated EBITDA for the period during which such expenditures are made, (v) stock-based employee compensation expense, and (vi) losses from sales and dispositions of assets outside the ordinary course of business, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary or non-recurring gains for such period and (ii) gains from sales or dispositions of assets outside the ordinary course of business, all determined on a consolidated basis in accordance with GAAP.  In addition, in the event that the Borrower or any of its Subsidiaries, during the relevant period, consummated a Material Acquisition or Material Disposition, Consolidated EBITDA will be determined giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such Material Acquisition or Material Disposition.

“Consolidated Net Assets” means, on any date, the excess of Consolidated Total Assets over Consolidated Current Liabilities.

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower or any Subsidiary) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary.

“Consolidated Net Interest Expense” means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. In addition, in the event that the Borrower or any of its Subsidiaries, during the relevant period, consummated a Material Acquisition or Material Disposition, Consolidated Net Interest Expense will be determined giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such Material Acquisition or Material Disposition.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and the Subsidiaries calculated in accordance with GAAP on a consolidated basis, as set forth on the consolidated balance sheet of the Borrower in the most recent financial statements delivered pursuant to Section 5.01(a) or (b) or on or prior to such first delivery, pursuant to Section 3.04(a) (which calculation shall give pro forma effect to any Material Acquisition or Material Disposition that has occurred since the end of the most recently ended fiscal quarter as if such Material Acquisition or Material Disposition had occurred on the last day of such fiscal quarter).

“Consolidated Total Debt” means, on any date, the aggregate principal amount on such date of all Indebtedness of the Borrower and its consolidated Subsidiaries (x) of the types referred in clauses (a), (b), (c), (d), (f), (g) and (i) of the definition of such term, and (y) of the types referred to in clauses (e), (f) and (h) of such definition relating to Indebtedness of others of the types referred to in clause (a), in each case in the amount that would be reflected as a liability on a balance sheet of the Borrower and the Subsidiaries prepared as of such date on a consolidated basis in accordance with GAAP; provided, however, that for the avoidance of doubt, Consolidated Total Debt shall exclude fair value adjustments under the acquisition method of accounting to the book balances of Indebtedness.

“Consolidated Total Revenues” means, for any period, the consolidated total revenues of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlled” has a meaning correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Party” means the Administrative Agent and each Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has (i) become, or is a subsidiary of a Person that has become, the subject of a Bankruptcy Event or a Bail-In Action, or (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, in each case, other than through an Undisclosed Administration; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each other Lender.

“Dollars”, “US$” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the generation, use, handling, transportation, storage, treatment, disposal, release or threatened release of any Hazardous Material or (iv) to the extent related to exposure to, or to the sale, distribution or marketing of products containing, Hazardous Material, health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) the violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations; provided that Indebtedness that is convertible into Equity Interests of the Borrower and related derivatives shall not, prior to the date of conversion thereof, constitute Equity Interests of the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary under Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) and franchise Taxes and branch profits Taxes, in each case (i) imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any Taxes imposed under FATCA, (c) in the case of a Lender, any U.S. federal withholding Tax resulting from any laws in effect and that would apply to amounts payable to such Lender with respect to an applicable interest in a Loan or Commitment at the time such Lender acquired such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.15(a), and (d) any Taxes attributable to such Recipient’s failure to comply with Section 2.15(g).

“Extension Fee” has the meaning assigned to such term in Section 2.10(b).

“FAS 842” has the meaning assigned to such term in Section 1.04.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as such Code section exists as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any applicable intergovernmental agreements with respect thereto and any fiscal or regulatory legislation, rules or practices adopted pursuant to any of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as  shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Payment Date” has the meaning assigned to such term in Section 2.10(a).

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable.  For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR Rate shall be 0.00%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the relevant Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Funding Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 10.02) and on which the Loans are made hereunder.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive, radioactive, hazardous, or toxic substances, wastes or materials, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade or account payables arising in the ordinary course of business, (ii) earn-out obligations and (iii) customary post-closing purchase price adjustments (in the case of clauses (ii) and (iii) until such obligation (A) becomes fixed and determined and (B) has not been paid within 60 days after becoming due and payable)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but if such Indebtedness has not been assumed by and is otherwise non-recourse to such Person, only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (f) all Guarantees by such Person of Indebtedness of others (except to the extent that such Guarantees guarantee Indebtedness or other obligations of a Subsidiary), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  For all purposes hereof, the Indebtedness of the Borrower and any of its Subsidiaries shall exclude intercompany liabilities arising from their cash management and accounting operations and intercompany loans, advances or Indebtedness made in the ordinary course of business.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Index Debt” means senior unsecured long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning assigned to such term in Section 10.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, any other period less than 12 months) thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.12(e) shall be available for specification in such Borrowing Request or Interest Election Request.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Judgment Currency” has the meaning assigned to such term in Section 10.15(b).

“Juniper” has the meaning assigned to such term in the Preamble to this Agreement.

“Juniper Acquisition” has the meaning assigned to such term in the Preamble to this Agreement.

“Juniper Acquisition Closing” means the consummation of the Juniper Acquisition.

“Juniper Acquisition Consideration” has the meaning assigned to such term in the Preamble to this Agreement.

“Juniper Acquisition Termination” means the termination of the Juniper Merger Agreement by the Borrower in writing in accordance with its terms.

“Juniper Acquisition Transactions” has the meaning assigned to such term in the Preamble to this Agreement.

“Juniper Refinancing” has the meaning assigned to such term in the Preamble to this Agreement.

“Juniper Merger Agreement” has the meaning assigned to such term in the Preamble to this Agreement.

“Juniper Outside Date” has the meaning assigned to the term “End Date” in the Juniper Merger Agreement as in effect on the Juniper Signing Date, after giving effect to each extension thereof in accordance with the Juniper Merger Agreement as in effect on the Juniper Signing Date.

“Juniper Signing Date” has the meaning assigned to such term in the Preamble to this Agreement.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 10.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing but excluding any operating leases) relating to such asset.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, and any agreements entered into by the Borrower with or in favor of the Administrative Agent and/or the Lenders in connection with the commercial lending facility made available hereunder, including any promissory notes delivered pursuant to Section 2.08(e) and any amendments, modifications or supplements thereto or waivers thereof.

“Loan Installment Date” has the meaning assigned to such term in Section 2.08(a).

“Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01 of this Agreement.

“Margin Stock” means “margin stock” as defined in Regulation U.

“Material Acquisition” means any Acquisition the total consideration for which is equal to or greater than $500,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the actual business, assets, operations and financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its material obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

“Material Disposition” means a disposition of property the total consideration for which is equal to or greater than $500,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and other than intercompany Indebtedness between the Borrower and a Subsidiary or between Subsidiaries), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $350,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means each Significant Subsidiary and any two or more Subsidiaries (which may but need not include a Significant Subsidiary) each of which has become the subject of any event or circumstance referred to in clause (h), (i) or (j) of Article VII, and which, if considered together as a single consolidated Subsidiary, would collectively constitute a “Significant Subsidiary” within the meaning of the definition of such term herein.

“Maturity Date” means the third anniversary of the Funding Date; provided that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it.  Notwithstanding the foregoing, if the NYFRB Rate, determined as provided above, would otherwise be less than zero, then the NYFRB Rate shall be deemed to be zero for all purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future recording, stamp, court or documentary, intangible, filing or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to the sale of a participation interest or an assignment (other than an assignment made pursuant to Section 2.17(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning assigned to such term in Section 10.14.

“Payment” has the meaning assigned to it in Section 8.02(a).

“Payment Notice” has the meaning assigned to it in Section 8.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means

(i) Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.04,

(ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04,

(iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations,

(iv) Liens arising from leases, licenses, subleases or sublicenses which do not (A) interfere in any material respect with the business of the Borrower or any Subsidiary or (B) secure any Indebtedness,

(v) Liens arising under repurchase agreements, reverse repurchase agreements, securities lending and borrowing agreements and similar transactions,

(vi) Liens arising from any interest or title of a lessor under any operating lease,

(vii) margin deposits posted to secure obligations in respect of Hedging Agreements entered into in the ordinary course of business,

(viii) pledges and deposits to secure the performance of bids, trade and commercial contracts (including ordinary course accounts payable), leases, statutory obligations, appeal bonds and other obligations of a like nature, in each case in the ordinary course of business,

(ix) pledges and deposits securing obligations under surety and performance bonds,

(x) judgment liens (and pledges and deposits securing surety and appeal bonds) in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII,

(xi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary,

(xii) Liens under commercial contracts entered into in the ordinary course of business, including securing trade payables covering the goods purchased (and proceeds and products thereof), pending payment,

(xiii) (i) customary Liens (x) relating to the establishment of custody, depository, brokerage and clearing accounts and services and other cash management relationships in the ordinary course of business of the Borrower or any Subsidiary or (y) relating to pooled deposit or sweep accounts (including, without limitation, Liens on deposit accounts subject to cash pooling arrangements in favor of the financial institutions providing such cash pooling arrangements) of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries and (ii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, bankers’ rights of set-off or similar rights, and

(xiv) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest last quoted by the Wall Street Journal as the “Prime Rate” in the United States or, if the Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Ratings” means, as of any date of determination, the Index Debt ratings of the Borrower that have been most recently assigned by S&P, Moody’s or Fitch.  For purposes of the foregoing, (a) if any of S&P, Moody’s or Fitch shall not have in effect a Rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Rating in Category 5 under the definition of the term Applicable Rate, (b) if the Ratings established or deemed to have been established by S&P, Moody’s and Fitch for the Index Debt shall fall within different Categories, (i) if two of the Ratings fall within the same Category and the other Rating is one Category higher or one Category lower than the two same Ratings, the Applicable Rate shall be based on the two Ratings within the same Category, (ii) if two of the Ratings fall within the same Category and the other Rating is two or more Categories above the two same Ratings, the Applicable Rate shall be determined by reference to the Category next above that of the two same Ratings, (iii) if two of the Ratings are in the same Category and the other Rating is two or more Categories below the two same Ratings, the Applicable Rate shall be determined by reference to the Category next below that of the two same Ratings, and (iv) if each of the three Ratings fall within different Categories, then the Applicable Rate shall be based on the assigned Rating that is in between the highest and the lowest of such Ratings, and (c) if the Ratings established or deemed to have been established by S&P, Moody’s and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P, Moody’s or Fitch), such change shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of S&P, Moody’s or Fitch shall change, if any such rating agency shall cease to be in the business of rating corporate debt obligations or if any such rating agency shall cease to rate any Index Debt of the Borrower (and such decision is not based directly or indirectly on any action taken by the Borrower, or the failure by the Borrower to take any action, in each case with respect to such rating agency or otherwise), the Borrower and the Lenders shall negotiate in good faith to amend the definition of Applicable Rate to reflect such changed rating system or the unavailability of Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if, following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Regulation D” means Regulation D of the Federal Reserve Board from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Authority” has the meaning assigned to such term in Section 10.12.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR Rate, as applicable.

“Required Lenders” means, at any time, Lenders having Commitments or Loans, as applicable, representing more than 50% of the sum, without duplication, of the total Commitments or Loans, as applicable, at such time; provided that, whenever there is one or more Defaulting Lenders, the Commitments and Loans of each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Facility” means a senior unsecured revolving facility, established by the Borrower pursuant to the Five-Year Credit Agreement dated as of the Effective Date, among the Borrower, the borrowing subsidiaries from time to time party thereto, the lenders party thereto, JPMorgan Chase Bank, as administrative processing agent and co-administrative agent, and Citibank, N.A., as co-administrative agent, as amended, amended and restated, supplemented, refinanced or otherwise modified from time to time.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR Rate.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Zaporizhzhia, Kherson and Crimea Regions of Ukraine).

“Sanctioned Person” means, at any time (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by the U.S. government, including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by, or acting on behalf of, any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Securitization Transaction” means the sale or transfer by the Borrower or any Subsidiary of leases (including financed equipment), loans and other accounts receivable, together with related assets customarily transferred in such transactions, to a limited purpose financing vehicle (which may be a Subsidiary) which finances such acquisition, in part, by issuing debt securities or equity interests to third parties, or borrowing from third parties, in each case either directly or through one or more intermediaries, in each case in a manner that does not result in the incurrence by the Borrower or any Subsidiary of Indebtedness with recourse to the Borrower or any Subsidiary (other than recourse against such limited purpose financing vehicle (which may be a Subsidiary) or the Borrower’s or any Subsidiary’s retained interest in the limited purpose financing vehicle which finances the acquisition of the leases (including financed equipment), loans or other accounts receivable and related assets and other than, to the extent constituting Indebtedness, Standard Securitization Undertakings).

“Significant Subsidiary” means any Subsidiary (i) the net assets of which were greater than 10% of Consolidated Net Assets as of the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the first delivery of such financial statements, greater than 10% of Consolidated Net Assets as of the date of the most recent financial statements referred to in Section 3.04(a)) or (ii) the total revenues of which were greater than 10% of Consolidated Total Revenues for the four-fiscal-quarter period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the first delivery of such financial statements, greater than 10% of Consolidated Total Revenues for the four-fiscal-quarter period ending on the last day of the most recent fiscal period set forth in the most recent financial statements referred to in Section 3.04(a)).  For purposes of making the determinations required by this definition, total revenues and net assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the financial statements of the Borrower to be delivered pursuant to Section 5.01(a) or (b) (or, prior to the first delivery of such financial statements, at the rates used in preparing the Borrower’s most recent financial statements referred to in Section 3.04(a)).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Credit Agreement Representations” means the representations and warranties set forth in Section 3.01(a), Section 3.02, Section 3.03(b), Section 3.03(d) (solely with respect to any agreement or instrument evidencing indebtedness for borrowed money of the Borrower in a principal or committed amount in excess of $350,000,000 (determined pro forma for the Transactions and without giving effect to any “Material Adverse Effect” qualification)), Section 3.07, Section 3.10 and the last sentence of Section 3.12.

“Specified Merger Agreement Representations” means such of the representations and warranties made by Juniper with respect to Juniper and its subsidiaries in the Juniper Merger Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower (or its Subsidiary or Affiliate) has the right to terminate its (or its Subsidiary’s or Affiliate’s) obligations under the Juniper Merger Agreement, or decline to consummate the Juniper Acquisition, as a result of a breach of such representations and warranties in the Juniper Merger Agreement.

“Standard Securitization Undertakings” means any obligations and undertakings of the Borrower or any Subsidiary which facilitate, or are not inconsistent with, the treatment of at least one step of the transfer of receivables and related assets as a legal “true sale” and otherwise consistent with customary securitization undertakings in accordance with the laws of the applicable jurisdiction, including obligations relating to the sale and servicing of the receivables and other assets of a special purpose securitization vehicle, and including customary obligations of a seller of receivables or other securitized assets with respect to the repurchase thereof arising as a result of a breach of a representation, warranty or covenant or otherwise.  For the avoidance of doubt, “Standard Securitization Undertakings” shall not include any guaranty or repurchase obligation of the Borrower and its Subsidiaries with respect to any receivable that is not collected, not paid or is otherwise uncollectible solely on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable account debtor arising after the date of sale of such receivables or other securitized assets to a special purpose securitization vehicle.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (c) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that shall have provided a guarantee of the obligations of the Borrower under this Agreement and the other Loan Documents, which shall be in substantially the form of Exhibit B or any other form reasonably acceptable to the Administrative Agent.

“Syndication Agent” means Mizuho Bank, Ltd. in its capacity as a syndication agent for the credit facility established under this Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make loans, under the 364-Day Facility and/or this Agreement.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”  means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Ticking Fee” has the meaning assigned to such term in Section 2.10(a).

“Total Leverage Ratio” means on any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the transactions to be effected on the Effective Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Simple SOFR Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law of the country where such Lender or parent company is subject to home jurisdiction, if applicable law requires that such an appointment not be disclosed.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means a Subsidiary of which securities or other ownership interests (except for directors’ qualifying shares and other de minimis amounts of outstanding securities or ownership interests) representing 100% of the ordinary voting power or, in the case of a partnership, 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Borrower or one or more Wholly Owned Subsidiaries of the Borrower or by the Borrower and one or more Wholly Owned Subsidiaries of the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or an “ABR Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or an “ABR Borrowing”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any statute, regulation or other law shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) the phrase “to the best of the knowledge” shall mean the belief of the officers of the Borrower and the Subsidiaries directly participating in or associated with the due diligence and negotiations in connection with the Transactions, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; GAAP.  (a)  Except as otherwise expressly provided herein, including in the definition of “Capital Lease Obligations”, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require (x) treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018 or (y) recognizing liabilities on the balance sheet with respect to operating leases under FAS 842.  Notwithstanding anything to the contrary in this Section 1.04 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated Net Income and/or Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(b)  Unless otherwise set forth herein, all references to the most recent financial statements of the Borrower delivered or required to be delivered hereunder shall, prior to the first financial statements required to be delivered under Section 5.01(a) or Section 5.01(b), mean a reference to the most recent financial statements referred to in Section 3.04.

SECTION 1.05.  Exchange Rates.  For purposes of Section 6.04, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the Borrower’s annual and quarterly financial statements.  Notwithstanding anything to the contrary herein, no Default or Event of Default shall arise as a result of any limitation set forth in Section 6.01 or 6.02 of this Agreement being exceeded solely as a result of changes in rates of exchange from those rates applicable at the time or times the applicable Indebtedness or Liens were initially incurred in reliance on the exceptions under such Sections.

SECTION 1.06.  Interest Rates; Benchmark Notification.  The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or its Subsidiaries.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07.  Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of the Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make a Loan to the Borrower in Dollars in a single drawing on the Funding Date in an aggregate principal amount that will not result in (i) such Lender’s Loans exceeding such Lender’s Commitment or (ii) the sum of the total Loans exceeding the total Commitments. Loans repaid or prepaid may not be reborrowed.

SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their individual Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.12, each Borrowing shall be comprised entirely of (A) Term Benchmark Loans or (B) ABR Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Term Benchmark Borrowings and RFR Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a written Borrowing Request (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of proposed Borrowing.  Each such Borrowing Request shall be irrevocable and shall be signed by an authorized officer of the Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) the Type of the requested Borrowing;

(iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account of the Borrower (or the Borrower’s designee) to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing,.  If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Any Borrowing Request that shall fail to specify any of the information required by clause (i), (ii) or (iii) of the immediately preceding paragraph may be rejected by the Administrative Agent if such failure is not corrected promptly after the Administrative Agent shall give written or telephonic notice thereof to the Borrower and, if so rejected, will be of no force or effect.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.03 prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.12(a) and 2.12(f), as applicable).

SECTION 2.04.  [Reserved].

SECTION 2.05.  Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the Funding Date by wire transfer of immediately available funds in Dollars, in the case of a Term Benchmark Loan by 12:00 noon (New York City time) and in the case of an ABR Loan by 2:00 p.m., New York City time, in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Applicable Funding Account.

(b)  Unless the Administrative Agent shall have received notice in writing from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the NYFRB Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to an ABR Loan.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.06.  Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)  To make an election pursuant to this Section 2.06, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election; provided that any notice of election to convert a Term Benchmark Borrowing into an ABR Borrowing at the end of its then-current Interest Period must be made by the time that a Borrowing Request for a Term Benchmark Borrowing would be required under Section 2.03.  Each such Interest Election Request shall be irrevocable and shall be signed by an authorized officer of the Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

(c)  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one-month Term Benchmark Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07.  Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate upon the earliest of (i) the date that is five Business Days after the Juniper Outside Date, (ii) the occurrence of the Juniper Acquisition Closing without the funding of any Loans hereunder and (iii) the Juniper Acquisition Termination; provided that (x) in any event the Commitments shall terminate in their entirety automatically upon the borrowing of Loans in accordance with Section 2.01 in an amount equal to the entire outstanding amount of Commitments and (y) each Lender’s Commitment shall be automatically reduced by the amount of any Loan made by such Lender, such reduction to be effective immediately following the making of such Loan by such Lender.

(b)  The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000.

(c)  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, the receipt of proceeds from the issuance of other Indebtedness or any other transaction or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.08.  Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) commencing with the first full fiscal quarter after the Funding Date, on the last Business Day of each fiscal quarter prior to the Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case, an amount equal to 1.25% of the original principal amount of the Loans made on the Funding Date and (ii) on the Maturity Date, the then unpaid principal amount of each Loan made to the Borrower.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein, and shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)  Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns) unless such Lender or assignee notifies the Borrower that it does not require a promissory note, in which case such Lender or assignee, as applicable, shall promptly return such promissory note to the Borrower for cancellation.

SECTION 2.09.  Prepayment of Loans.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (c) of this Section 2.09 and payment of any amounts required under Section 2.14.

(b)  Prior to any prepayment of Borrowings the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (c) below.

(c)  The Borrower shall notify the Administrative Agent in writing (which may include electronic transmission (including in pdf format)) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, and (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the Business Day of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof, to be prepaid; provided that a notice of prepayment of Loans delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, the receipt of proceeds from the issuance of other Indebtedness or any other transaction or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any break funding payments required by Section 2.14.

SECTION 2.10.  Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a ticking fee (the “Ticking Fee”) at the rate per annum set forth in the definition of “Applicable Rate” applied to the aggregate principal amount of the Commitments. Such fee shall accrue from and after the Effective Date to but excluding the earlier to occur of (x) the Funding Date and (y) the date of termination of the applicable Commitments (such date, the “Fee Payment Date”). Such Ticking Fee shall be due and payable on the Fee Payment Date. The Ticking Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender an extension fee (the “Extension Fee”) in an amount equal to 0.175% of the aggregate principal amount, if any, of the unfunded Commitments hereunder on July 9, 2025, which Extension Fee shall be earned, due and payable on such date.

(c)  The Borrower agrees to pay the Administrative Agent, for its own account, the fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

(d)  All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, in the case of Ticking Fees and Extension Fees, to the Lenders.

SECTION 2.11.  Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)  The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)  [Reserved].

(d)  [Reserved].

(e)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest from the date on which such amount became due until such amount is paid in full, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.11.

(f)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (e) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).  In each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12.  Alternate Rate of Interest.  (a)  Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.12, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR Rate; or

(ii) the Administrative Agent is advised by the Required Lenders in good faith that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR Rate also is the subject of Section 2.12(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR Rate also is the subject of Section 2.12(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b)  Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)  Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in consultation with the Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

(e)  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simply SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.12, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.

SECTION 2.13.  Increased Costs.  (a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise but excluding lost profits), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s direct or indirect holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s direct or indirect holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s direct or indirect holding company with respect to capital or liquidity adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s direct or indirect holding company for any such reduction suffered.

(c)  A certificate of a Lender setting forth in reasonable detail the basis and calculation of the amount or amounts necessary to compensate such Lender or its direct or indirect holding company, or such other Recipient, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)  Notwithstanding any other provision of this Section 2.13, no Lender shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender in the United States with respect to similarly affected commitments or loans under agreements with such borrowers having provisions similar to this Section 2.13 (it being understood that this sentence shall not limit the discretion of any Lender to waive the right to demand such compensation in any given case).

(f)  If any Lender shall subsequently recoup any costs (other than from the Borrower) for which such Lender has previously been compensated by the Borrower under this Section 2.13, such Lender shall remit to the Borrower an amount equal to the amount of such recoupment.

SECTION 2.14.  Break Funding Payments.  With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (except in the case when such notice may be revoked under Section 2.09(d) or Section 2.12 and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17 then, in any such event, the Borrower shall compensate each Lender for the loss (excluding loss of margin and lost profits), cost and expense it may reasonably incur as a result of such event; provided, however, that the Borrower shall not compensate any Lender for any cost of terminating or liquidating any hedge or related trading position (such as a rate swap, basis swap, forward rate transaction, interest rate option, cap, collar or floor transaction, swaption or any other similar transaction).  Such compensable loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in reasonable detail the basis and calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.15.  Taxes.  (a)  Any and all payments by or on account of any obligation of the Borrower under this Agreement or any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If the Borrower (or the applicable withholding agent) shall be required to deduct or withhold any Tax under applicable law, then the Borrower or the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable shall be increased as necessary so that after making all such required deductions or withholdings (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)  In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the Administrative Agent’s payment of, any Other Taxes.

(c)  The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the indemnification obligations of the Borrower under this Section 2.15 shall not apply if the Administrative Agent or applicable Lender is not seeking recovery of similar indemnified taxes from other similarly situated borrowers.  A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)  Each Lender shall severally indemnify, and shall make payment in respect thereof within 30 days after written demand therefor, (i) the Administrative Agent for the full amount of any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) the Administrative Agent and the Borrower, as applicable, for the full amount of any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(e) relating to the maintenance of a Participant Register and (iii) the Administrative Agent and the Borrower, as applicable, for the full amount of any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent or the Borrower in connection with this Agreement, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the applicable Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent and the Borrower to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent or the Borrower under this Section 2.15(d).

(e)  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)  If the Administrative Agent or a Lender determines, in its good-faith judgment, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g)  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(a) any Lender that is a US Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, is owned, for U.S. federal income tax purposes, by a US Person) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender (or such US Person, as applicable) is exempt from U.S. federal backup withholding Tax;

(b) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI with respect to such Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner);

(iii) in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender (or such owner, as applicable) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-3 or Exhibit C-4, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 on behalf of each such direct and indirect partner

(c) any Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(d) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by the Administrative Agent or the Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Administrative Agent or the Borrower, as the case may be, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.15(g)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a)  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.13, 2.14 or 2.15, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account as may be specified by the Administrative Agent for the account of the applicable Lenders, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension (but in no case shall any payment so extended be due after the Maturity Date). All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in Dollars; all other payments hereunder and under each other Loan Document shall be made in Dollars, except as otherwise expressly provided.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)  If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, including the application of funds arising from the existence of a Defaulting Lender, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)  Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(b)  If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any additional amount to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 2.15, (iii)  any Lender becomes a Defaulting Lender, or (iv) if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) to the extent required by Section 10.04, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment pursuant to this Section 2.17 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (y) the assignor Lender need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof.

SECTION 2.18.  Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) (i) Ticking Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.10 and (ii) such Lender shall not be entitled to the Extension Fee (provided, that, solely if such Lender is not a Defaulting Lender as of July 9, 2025, the Extension Fee shall be earned, due and payable on such date in accordance with Section 2.10(b)); and

(b) the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants as to itself and its Subsidiaries to the Lenders, as of the Effective Date and the Funding Date, that:

SECTION 3.01.  Organization; Powers.  The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business and in good standing (if applicable) in every jurisdiction where such qualification is required.

SECTION 3.02.  Authorization; Enforceability.  The Transactions to be entered into by the Borrower are within the Borrower’s powers and have been duly authorized by all necessary corporate or other organizational power and, if required, equityholder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate the charter, by-laws or other organizational documents of the Borrower, (c) will not violate any applicable law or regulation or any order of any Governmental Authority and (d) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower, except, in the case of clauses (c) and (d), as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04.  Financial Condition; No Material Adverse Change. (a)  The Borrower has heretofore furnished to the Administrative Agent for delivery to the Lenders (i) a consolidated balance sheet and statements of income, stockholders’ equity and cash flows for the Borrower and the Subsidiaries as of and for the fiscal year ended October 31, 2023, reported on by Ernst & Young LLP, independent registered public accounting firm, and (ii) an unaudited consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarters ending January 31, 2024 and April 30, 2024.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such date and for such period in accordance with GAAP.

(b)  Since October 31, 2023, there has been no material adverse change in the actual business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole.

SECTION 3.05.  Litigation and Environmental Matters.  (a)  Except as disclosed in any reports by the Borrower on Form 10-K, Form 10-Q, Form 8-K or any amendment thereof publicly filed or furnished under the Exchange Act prior to the Effective Date, and except as set forth on Schedule 3.05, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Significant Subsidiaries that are reasonably expected to be adversely determined and, if adversely determined, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(b)  Except as disclosed in any reports by the Borrower on Form 10-K, Form 10-Q, Form 8-K or any amendment thereof publicly filed or furnished under the Exchange Act prior to the Effective Date, and except as set forth on Schedule 3.05 and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Significant Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.

SECTION 3.06.  Compliance with Laws.  None of the Borrower or any of the Significant Subsidiaries is in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule or regulation, where such violation or default would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07.  Investment Company Status.  The Borrower is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 3.08.  [Reserved].

SECTION 3.09.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.  Any underfunding with respect to one or more Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.10.  Federal Reserve Regulations.  Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock, and no part of the proceeds of any Loan will be used for any purpose that violates Regulation U or Regulation X.

SECTION 3.11.  [Reserved].

SECTION 3.12.  Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and Borrower Agents with Anti-Corruption Laws and applicable Sanctions.  None of the Borrower or any Subsidiary of the Borrower, nor, to the knowledge of the Borrower, any of their respective directors, officers, employees or agents, is a Sanctioned Person.  The Borrower and its Subsidiaries and, to the knowledge of the Borrower, its and their respective directors, officers, employees and Borrower Agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  No proceeds of any Loans will be used directly, or to the knowledge of the Borrower, indirectly for the purpose of financing the activities of any Sanctioned Person or in any Sanctioned Country (unless, in each case, authorized by Sanctions), or for the purpose of engaging in any activity in violation of Sanctions or Anti-Corruption Laws.

ARTICLE IV

Conditions

SECTION 4.01.  Effective Date.  This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)  The Administrative Agent (or its counsel) shall have received from the Borrower, each Lender and the Administrative Agent either (i) a counterpart of this Agreement (which may include telecopy or electronic transmission (including in pdf format) of a signed signature page of this Agreement) signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent that such party has signed a counterpart of this Agreement.

(b)  The Administrative Agent shall have received a customary legal opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Wachtell, Lipton, Rosen & Katz, special counsel to the Borrower.

(c)  The Administrative Agent shall have received a certificate of a responsible officer of the Borrower attaching and certifying to organizational documents of the Borrower, a good standing certificate of the Borrower from the jurisdiction of organization of the Borrower, an incumbency certificate and resolutions, in each case as are customary.

(d)  The Administrative Agent shall have received, at least three Business Days prior to the Effective Date, all documentation and other information relating to the Borrower (but not, for the avoidance of doubt, Juniper or its subsidiaries) as has been reasonably requested in writing at least ten Business Days prior to the Effective Date by the Administrative Agent on behalf of any Lender that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(e)  All fees, cost reimbursements and out-of-pocket expenses required to be paid or reimbursed on or prior to the Effective Date pursuant hereto or pursuant to the Commitment Documents, to the extent invoiced prior to (or, in the case of cost reimbursement and out-of-pocket expenses, not fewer than two Business Days prior to) the Effective Date, shall have been paid or will be paid on the Effective Date substantially concurrently with the effectiveness of this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.  Funding Date.  The obligation of each Lender to make a Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)  The Effective Date shall have occurred.

(b)  The Juniper Acquisition Closing shall be consummated substantially concurrently with the funding of the Loans hereunder on the Funding Date in all material respects in accordance with the Juniper Merger Agreement (as in effect on the Juniper Signing Date) without giving effect to any amendments, modifications, supplements or waivers by the Borrower thereto or consents by the Borrower thereunder that are materially adverse to the Lenders or Administrative Agent in their respective capacities as such without the Administrative Agent’s prior written consent (not to be unreasonably withheld, delayed or conditioned), it being agreed that (i) (x) any increase or decrease in the Juniper Acquisition Consideration less than or equal to 10% of the Juniper Acquisition Consideration and (y) any decrease in the Juniper Acquisition Consideration in excess of 10% of the Juniper Acquisition Consideration accompanied by a dollar-for-dollar reduction in the Term Commitments (to be allocated ratably between the Commitments hereunder and the then outstanding Term Commitments under the 364-Day Facility (if any)) in excess of such 10% decrease, in each case, are not materially adverse to the Lenders and Administrative Agent and (ii) (x) any amendment, modification or waiver by the Borrower to the provisions of the Juniper Merger Agreement that are expressly for the benefit of the Financing Sources (as defined in the Juniper Merger Agreement as in effect on the Juniper  Signing Date) and (y) any increase in the Juniper Acquisition Consideration in excess of 10% of the Juniper Acquisition Consideration (unless in the form of equity issued as consideration for the Juniper Acquisition), in each case, is materially adverse to the Lenders and the Administrative Agent.

(c)  The Juniper Refinancing shall be consummated substantially concurrently with the funding of the Loans hereunder on the Funding Date.

(d)  Since the Juniper Signing Date, there shall not have occurred any Material Adverse Effect (as defined in the Juniper Merger Agreement as in effect on the Juniper Signing Date) on the Company (as defined in the Juniper Merger Agreement as in effect on the Juniper Signing Date) described in clause (a)(ii) of the definition of Material Adverse Effect (as defined in the Juniper Merger Agreement as in effect on the Juniper Signing Date) that is continuing.

(e)  The Administrative Agent shall have received (A) audited consolidated financial statements of (x) the Borrower and its Subsidiaries and (y) Juniper and its subsidiaries, in each case, for the three most recently-completed fiscal years ended at least 60 days prior to the Funding Date and (B) unaudited reviewed consolidated financial statements of (x) the Borrower and its subsidiaries and (y) Juniper and its subsidiaries, in each case, for any subsequent interim financial period and comparative prior year period (other than the fourth quarter of any fiscal year) ended at least 40 days prior to the Funding Date.  The Administrative Agent hereby acknowledges receipt of (x) the audited financial statements of the Borrower for the fiscal years of the Borrower ended October 31, 2023, 2022 and 2021, (y) the audited financial statements of Juniper for the fiscal years of Juniper ended December 31, 2022, 2021 and 2020 and (z) the unaudited financial statements of Juniper for the fiscal quarters of Juniper ended March 31, 2023, June 30, 2023 and September 30, 2023. The Borrower’s or Juniper’s public filing with the SEC of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clause (A) or (B), as applicable, of this clause (e).

(f)  The Specified Credit Agreement Representations and the Specified Merger Agreement Representations (to the extent set forth in the definition thereof) shall be true and correct in all material respects as of the Funding Date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such date.  No Event of Default of the type described in (A) clause (h) or (i) of Article VII (solely with respect to the Borrower) or (B) clause (b) of Article VII (solely with respect to the failure to pay fees) shall have occurred and be continuing.

(g)  The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03; provided that no such request or borrowing notice shall include any representations or warranties (other than the Specified Credit Agreement Representations) or a statement as to the absence (or existence) of any Default or Event of Default (other than any absence of an Event of Default of the type described in (A) clause (h) or (i) of Article VII (solely with respect to the Borrower) or (B) clause (b) of Article VII (solely with respect to the failure to pay fees)).

(h)  All fees payable on or prior to the Funding Date shall have been paid or shall be paid substantially simultaneously with the funding of the Loans hereunder and all other accrued fees and expenses of the Arrangers, the Co-Administrative Agents and the Lenders (including the fees and expenses of counsel (including any local counsel) for the Co-Administrative Agents) payable on or prior to the Funding Date and for which invoices have been presented at least three Business Days prior to the Funding Date shall have been paid or shall be paid substantially simultaneously with the funding of the Loans hereunder.

(i)  The Administrative Agent shall have received a certificate of the Borrower, dated the Funding Date, confirming the satisfaction on the Funding Date of the conditions set forth in Sections 4.02(b), 4.02(c), 4.02(d) and 4.02(f) above.

(j)  The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower, substantially in the form set forth as Exhibit D.

The Administrative Agent shall notify the Borrower and the Lenders of the Funding Date, and such notice shall be conclusive and binding.

SECTION 4.03.  Action by Lenders during Certain Funds Period. Notwithstanding (i) anything to the contrary in this Agreement, any other Loan Document (other than clause (ii) of the first paragraph of Article VII but only if any Event of Default specified therein is ongoing) or any other agreement or undertaking concerning the Transactions or the Juniper Acquisition Transactions, (ii) that any representation or warranty made on the Effective Date (excluding the Specified Credit Agreement Representations or Specified Merger Agreement Representations made on the Funding Date to the extent constituting conditions to the Funding Date set forth in Section 4.02) was incorrect, (iii) any failure by the Borrower to comply with any provision of Article V or Article VI of this Agreement or (iv) that any condition to the Effective Date set forth in Section 4.01 may subsequently be determined not to have been satisfied, during the Certain Funds Period, neither the Administrative Agent nor any Lender shall be entitled to:

(a)          cancel any of its Commitments;

(b)         rescind, terminate or cancel any Loan Document or exercise any right or remedy or make or enforce any claim it may have under any Loan Document, the Commitment Documents or otherwise, to the extent doing so would prevent, limit or delay the making of its Loan;

(c)          refuse to participate in making its Loan (provided that the conditions to the Funding Date set forth in Section 4.02 have been satisfied or waived); or

(d)          exercise any right of set-off or counterclaim in respect of its Loan to the extent doing so would prevent, limit or delay the making of its Loan.

Notwithstanding anything to the contrary provided herein, (i) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any applicable condition to the Funding Date set forth in Section 4.02 is not satisfied or waived on the Funding Date and (ii) immediately after the expiration of the Certain Funds Period, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available during the Certain Funds Period as a result of the foregoing.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent for delivery to each Lender:

(a)  on or before 90 days after the end of such fiscal year, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception (other than an emphasis of matter or explanatory or like paragraph) and without any qualification or exception as to the scope of such audit, other than, in each case, solely with respect to, or solely resulting from, (i) an upcoming maturity date under any Indebtedness, (ii) any actual or potential inability to satisfy a financial maintenance covenant in any period or (iii) a change in accounting principles or practices reflecting a change in GAAP) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)  on or before 45 days after the end of each of the first three fiscal quarters of such fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)  [reserved];

(d)  not later than the date by which financial statements are required to be delivered under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.04;

(e)  [reserved]; and

(f)  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the requirements of the Patriot Act, the Beneficial Ownership Regulation or any other “know your customer” or similar laws or regulations, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request (it being understood that the Borrower shall not be required to provide (i) any information that the Borrower reasonably believes to be material non-public information concerning the Borrower and its Subsidiaries or the securities thereof or (ii) any information which is subject to confidentiality restrictions, the nature of which prohibit such disclosure notwithstanding the provisions of Section 10.12 hereof).

All information, documents and other materials that the Borrower is obligated to deliver to the Administrative Agent under this Agreement, including all notices, requests, and other reports, certificates and other information materials, but excluding any such information that (i) is required to be delivered pursuant to clauses (a) and (b) of this Section 5.01, (ii) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any Interest Election Request or Interest Period relating thereto), (iii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iv) provides notice of any Default or Event of Default, or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded information being referred to herein collectively as “Communications”), may be delivered by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement, but only to the extent requested by the Administrative Agent.  The Borrower further agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on Intralinks, Debtdomain, SyndTrak or another substantially similar electronic transmission system, access to which is controlled by the Administrative Agent (the “Approved Electronic Platform”).

Reports required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 shall be deemed to have been delivered on the date on which the Borrower posts such reports on its website at www.hpe.com or when such reports are posted on the SEC’s website at www.sec.gov; provided that the Borrower shall deliver to the Administrative Agent, not later than the date on which financial statements are required to be delivered under clause (b) above, the certification of a Financial Officer, as required by clause (b).

SECTION 5.02.  Notices of Defaults.  Promptly after a Financial Officer or any other executive officer of the Borrower becomes aware of the following, the Borrower will furnish to the Administrative Agent for delivery to each Lender written notice of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.

Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Three-Year Term Loan Credit Agreement among Hewlett Packard Enterprise Company, JPMorgan Chase Bank, N.A., as Administrative Processing Agent and Co-Administrative Agent, and the other parties thereto” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Existence.  The Borrower will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or asset disposition permitted under Section 6.03.

SECTION 5.04.  Payment of Taxes.  The Borrower will, and will cause each of the Subsidiaries to, pay its Tax liabilities, except where (a) the validity or amount thereof is being contested in good faith, and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.  Maintenance of Properties; Insurance.  The Borrower will, and will cause each of the Subsidiaries to, (a)  maintain all of its property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, and (b) maintain insurance with creditworthy insurance companies, or self-insure, in such amounts and against such risks as are customarily maintained by other companies engaged in the same or similar businesses or consistent with the Borrower’s past practice.

SECTION 5.06.  Books and Records; Inspection Rights.  The Borrower will, and will cause each of the Subsidiaries to (a) maintain appropriate books of records in which entries are made of all dealings and transactions material to the Borrower and its Subsidiaries, taken as a whole, in relation to its business and activities and (b) subject to applicable law, permit representatives of the Administrative Agent or, if an Event of Default has occurred and is continuing, any Lender (in each case, which representatives shall be reasonably acceptable to the Borrower), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and (unless an Event of Default has occurred and is continuing) no more than once per fiscal year of the Borrower; provided that such designated representatives agree to any reasonable confidentiality obligations proposed by the Borrower, including, but not limited to, confidentiality obligations agreed to by the Lenders under or in connection with this Agreement; provided further that the rights of the Administrative Agent and Lenders shall not extend to any information covered by attorney-client or other legal privilege or to the extent the exercise of such inspection rights would reasonably be expected to result in violation or other breach of any third-party confidentiality agreements.

SECTION 5.07.  Compliance with Laws.  (a)  The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)  The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and Borrower Agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.  Use of Proceeds.  (a)  The proceeds of the Loans will be used to (i) finance all or a portion of the Juniper Acquisition Consideration and (ii) pay fees, costs and expenses related to the Juniper Acquisition Transactions.  No part of the proceeds of any Loan will be used for any purpose that violates Regulation U or Regulation X.

(b)  The Borrower will not permit the proceeds of any Loans to be used directly, or to the knowledge of the Borrower, indirectly for the purpose of financing or facilitating the activities of or transactions with any Sanctioned Person or in any Sanctioned Country (unless, in each case, authorized by Sanctions), or for the purpose of engaging in any activity in violation of Sanctions or Anti-Corruption Laws.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.  Subsidiary Indebtedness.  The Borrower will not permit any Subsidiary (other than a Subsidiary Guarantor) to create, incur, assume or permit to exist any Indebtedness, except:

(a)  (i) Indebtedness of the Borrowing Subsidiaries (as defined in the Revolving Facility) under the Revolving Facility; and (ii) Indebtedness, including Guarantees and obligations in respect of letters of credit and letters of guaranty, existing on the Effective Date and, in the case of any issue or item of Indebtedness having an outstanding principal amount in excess of $100,000,000, set forth on Schedule 6.01, identifying the relevant Subsidiary and Indebtedness;

(b)  Guarantees of Indebtedness of any Subsidiary to the extent such Indebtedness is otherwise permitted under this Agreement;

(c)  Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

(d)  Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof; or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary, provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) no other Subsidiary (other than a Subsidiary into which the acquired Person is merged or any Subsidiary of the acquired Person) shall Guarantee or otherwise become liable for the payment of such Indebtedness, except to the extent that such Guarantee is incurred pursuant to Section 6.01(g);

(e)  Indebtedness incurred to finance the purchase price, construction cost or improvement cost incurred in connection with the acquisition, construction or improvement of assets, including Capital Lease Obligations; provided that (i) such Indebtedness is incurred prior to or within one year after, the date of acquisition, construction or improvement of such assets, (ii) such Indebtedness does not exceed the amount of such purchase price or cost of the asset and (iii) any Lien securing such Indebtedness is permitted under Section 6.02(f);

(f)  Indebtedness of Subsidiaries that are limited purpose financing vehicles for Securitization Transactions incurred to finance such Securitization Transactions and, to the extent constituting Indebtedness, Standard Securitization Undertakings of the Borrower or other Subsidiaries in connection with Securitization Transactions; provided in each case that such Securitization Transactions otherwise comply with the provisions hereof;

(g)  other Indebtedness of Subsidiaries; provided that the sum, without duplication, of (i) the aggregate outstanding principal amount of Indebtedness permitted by this clause (g), plus (ii) the aggregate outstanding principal amount of Indebtedness and other obligations secured by Liens permitted by Section 6.02(g) shall not exceed at any time the greater of $2,000,000,000 and 10% of Consolidated Total Assets;

(h)  Indebtedness incurred in connection with the extension of maturity of, or refunding or refinancing of, in whole or in part, any Indebtedness outstanding pursuant to Section 6.01(a)(ii), (d), (e) or (g), provided that (i) such extension of, or refunding refinancing shall not increase the principal amount of the Indebtedness being extended, or refunded or refinanced by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such extension, refunding or refinancing and (ii) any such refinancing Indebtedness in respect of Indebtedness incurred under Section 6.01(g) will be deemed to utilize the basket referred to in Section 6.01(g), but such Indebtedness shall be permitted even if such Indebtedness is incurred at a time when such Indebtedness would not otherwise be permitted to be incurred under such clause;

(i)  Indebtedness arising in connection with customary cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, and cash pooling arrangements among the Borrower or one or more Subsidiaries of the Borrower and a financial institution (or an in-house bank) and Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business; and

(j)  Indebtedness as an account party in respect of trade or standby letters of credit, bank guarantees or bankers’ acceptances, in each case obtained in the ordinary course of business.

SECTION 6.02.  Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Permitted Encumbrances;

(b) Liens on any property or asset of a Subsidiary securing obligations of such Subsidiary to the Borrower or to another Subsidiary;

(c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary other than extensions and accessions thereto and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof permitted by Section 6.01(g);

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary other than extensions and accessions thereto and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such refinancing;

(e) Liens arising under Securitization Transactions entered into on leases (including financed equipment), loans and other accounts receivable and related assets sold or transferred pursuant to such Securitization Transactions or on interests retained by the Borrower or any Subsidiary in any securitization vehicle utilized to effect such a Securitization Transaction or on the assets of any such securitization vehicle;

(f) any Lien given to secure Indebtedness or other obligations (including, in the case of Subsidiaries, Indebtedness incurred pursuant to Section 6.01(e)) incurred to finance the payment of the purchase price, construction cost or improvement cost of the acquisition, construction or improvement of assets; provided that (i) such Lien shall attach solely to the assets acquired, constructed or improved (including any assets which are attached or otherwise adjoining such assets), (ii) such Lien has been created or incurred by the Borrower or a Subsidiary simultaneously with, or within one year after, the date of acquisition, construction or improvement of such assets, (iii) the Indebtedness or other obligations secured thereby shall not exceed the amount of such purchase price or cost of the asset and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition, construction or improvement of assets, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such refinancing;

(g) other Liens securing Indebtedness or other obligations of the Borrower or any Subsidiary; provided that the sum, without duplication, at any time of (i) the aggregate outstanding principal amount of Indebtedness and other obligations secured by Liens permitted by this clause (g) plus (ii) the aggregate outstanding principal amount of Indebtedness of Subsidiaries permitted by Section 6.01(g) shall not exceed at any one time the greater of $2,000,000,000 and 10% of Consolidated Total Assets; and

(h) Liens in respect of Indebtedness incurred in connection with the extension of maturity of, or refunding or refinancing of, in whole or in part, any secured Indebtedness incurred under Section 6.02(g), provided that (i) such extension of, or refunding or refinancing shall not increase the principal amount of the secured Indebtedness being extended, or refunded or refinanced by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such extension, refunding or refinancing and (ii) any such secured Indebtedness will be deemed to utilize the basket referred to in Section 6.02(g), but such secured Indebtedness (and the Liens in respect thereof) shall be permitted even if such secured Indebtedness is incurred at a time when such secured Indebtedness would not otherwise be permitted to be incurred under such clause.

SECTION 6.03.  Fundamental Changes.  The Borrower will not, and will not permit any Significant Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary or other Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving Person, (ii) any Subsidiary may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Wholly-Owned Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Wholly-Owned Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary may merge into or consolidate with any other Person if the surviving Person is or becomes by virtue of such transaction a Wholly-Owned Subsidiary, and the Borrower determines in good faith that such merger or consolidation is in the best interests of the Borrower and would not materially adversely affect the Lenders, (vi) the Borrower or any Subsidiary may merge into or consolidate with any other Person; provided that the Borrower or such Subsidiary is the surviving Person, (vii) any Subsidiary may merge with any other Person in a transaction in which the surviving entity is not a Subsidiary; provided that such transaction does not constitute the disposition of all or substantially all assets of the Borrower and its Subsidiaries taken as a whole and (viii) Hewlett-Packard Financial Services Company and its Subsidiaries (or any of its or their successors in the leasing business) may lease equipment and other assets in the ordinary course of business.

SECTION 6.04.  Financial Covenants.  (a)  After the occurrence of any Board Control Event, the Borrower will not permit the Total Leverage Ratio on the last day of any fiscal quarter to exceed 4.0 to 1.0.

(b)  The Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Net Interest Expense for any period of four consecutive fiscal quarters ending after the Effective Date and prior to the Maturity Date to be less than 3.0 to 1.0.

(c)  For purposes of the foregoing causes (a) and (b), at any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof), any Acquisition Debt (and the proceeds of such Acquisition Debt) shall be excluded from the definition of Total Leverage Ratio and the Consolidated Net Interest Expense attributable to such Acquisition Debt (including any interest income attributable to the proceeds of such Acquisition Debt) shall be excluded from the definition of Consolidated Net Interest Expense.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or, pursuant to Section 4.02, deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been false or misleading in any material respect when made or deemed made and such incorrect representation or warranty (if curable, including by a restatement of any relevant financial statements) shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower (which notice will be given at the request of any Lender);

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08(b) or Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article VII), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any conversion, repurchase or redemption of any Material Indebtedness scheduled by the terms thereof to occur on a particular date and not subject to any contingent event or condition related to the creditworthiness, financial performance or financial condition of the Borrower or the applicable Subsidiaries or (iii) any repurchase or redemption of any Material Indebtedness pursuant to any put option exercised by the holder of such Material Indebtedness; provided that such put option is exercisable at times specified in the terms of the Material Indebtedness and is not subject to any contingent event or condition related to the creditworthiness, financial performance or financial condition of the Borrower or the applicable Subsidiaries, (iv) any termination event or similar event occurring under any Hedging Agreement that constitutes Material Indebtedness (it being understood that this paragraph (g) of this Section will apply to any failure to make any payment required as a result of such termination or similar event), (v) any breach or default that is (I) remedied by the Borrower or the applicable Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII or (vi) any mandatory redemption, repayment or repurchase event not in the nature of a default (x) that is triggered by receipt of proceeds of a debt incurrence, equity issuance, asset sale, casualty or other proceeds-generating event and is only to the extent of proceeds received or (y) constituting a “special mandatory redemption” or similar requirement applicable to debt securities incurred to finance one or more transactions if such transaction(s) will not be consummated or are not consummated within a specified timeframe;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets (other than in connection with a solvent liquidation of any foreign Subsidiary), and, in any such case referred to in (i) or (ii) above, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets (other than in connection with a solvent liquidation of any foreign Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) the Borrower or any Material Subsidiary shall admit in writing its inability, or fail generally, to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $350,000,000 (to the extent not covered by independent third-party insurance) shall be rendered by a court of competent jurisdiction against the Borrower, any Subsidiary or any combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m) [reserved]; or

(n) a Change in Control shall occur;

then, subject in all cases to Section 4.03, (i) on or after the Funding Date, after giving effect to the Funding of the Loans on the Funding Date, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (A) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (B) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable so long as, at the time of such later declaration, an Event of Default is continuing), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) at any time, in case of any event with respect to the Borrower described in clause (h) or (i) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Notwithstanding anything in this Agreement to the contrary, during the period from the Funding Date until the date that is 120 days after the Funding Date (the “Clean-Up Period”), notwithstanding any other provision of any Loan Document, any representation or warranty (other than the Specified Credit Agreement Representations) made by Juniper or any of its subsidiaries in connection with the Transactions and Juniper Acquisition Transactions that would have been breached or inaccurate, or any other default by reason of any matter or circumstance relating to Juniper or any of its subsidiaries with respect to the Transactions and Juniper Acquisition Transactions (were it not for this provision), will be deemed not to constitute a breach of a representation or warranty or a Default or Event of Default for all purposes under the Loan Documents if, and for so long as the circumstances giving rise thereto exist:

(i)          it is capable of being remedied and the Borrower or any of its Subsidiaries is taking appropriate steps to remedy such breach, inaccuracy or default;

(ii)       it relates exclusively to Juniper or any of its subsidiaries (or any obligation to procure or ensure any action in relation to Juniper or any of its subsidiaries);

(iii)        it has not been procured by or approved by the Borrower or any of its Subsidiaries (other than Juniper or any of its subsidiaries); and

(iv)       it does not have a material adverse effect on the operations or financial condition of the Borrower and its Subsidiaries (including Juniper and its subsidiaries), taken as a whole, such that the Borrower and its Subsidiaries (including Juniper and its subsidiaries), taken as a whole, would be unable to perform its payment obligations hereunder.

Without duplication of any applicable cure periods set forth in clauses (c) and (e) of this Article VII if the relevant circumstances are continuing after the expiration of the Clean-Up Period, there shall be a breach of representation or warranty or Event of Default, as the case may be, notwithstanding the above.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents, and its duties hereunder shall be administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower and its Subsidiaries.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided that the Administrative Agent shall not be required to take any action that (x) the Administrative Agent in good faith believes could expose it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (y) is contrary to applicable law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Processing Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  In addition, for the avoidance of doubt, the Lenders hereby acknowledge that none of the Arrangers or the Syndication Agent shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person (whether or not such Person in fact meets the requirements set forth herein for being the signatory, sender or authenticator thereof).  The Administrative Agent shall also be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth herein for being the signatory, sender or authenticator thereof), and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent selected by the Administrative Agent with reasonable care and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If the Person serving as the Administrative Agent becomes a Defaulting Lender under clause (d) of the definition of such term, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment by the 30th day following the date of such notice (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice on such 30th day (or agreed earlier date).  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 10.03, as well as any absence of fiduciary duty (and related exculpatory provisions), shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations of the Borrower hereunder that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 2.11, 2.13, 2.14, 2.15 and 10.03) allowed in such judicial proceeding; and

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent (including under Section 10.03).

Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 8.01.  Certain ERISA Matters.

(a)          Each Lender represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Commitments or this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(v) In addition, unless either (1) the immediately preceding clause (a) is true with respect to such Lender or (2) such Lender has provided another representation, warranty and covenant as provided in the immediately preceding clause (iv), such Lender further represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or the institutions named as Arrangers and Syndication Agent and their respective Affiliates, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.02.  Acknowledgements of Lenders.

(a)  (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.02(a) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower.

(iv) Each party’s obligations under this Section 8.02(a) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 8.03.  Borrower Communications.  (a)   The Administrative Agent and the Lenders agree that the Borrower may, but shall not be obligated to, make any Borrower Communications (as defined below) to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b)  Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)  THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. ANY APPLICABLE PARTY HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

ARTICLE IX

[Reserved]

ARTICLE X

Miscellaneous

SECTION 10.01.  Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone and as otherwise set forth in subsection (b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed, e-mail, by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at Hewlett Packard Enterprise Company, 6280 America Center Dr., San Jose, California 95002, Attention of Treasurer (Fax No. (650) 857-4837), with a copy to the General Counsel at 1701 E. Mossy Oaks Road, Spring, Texas 77389;

(ii) if to the Administrative Agent from the Borrower, to JPMorgan Chase Bank, N.A. at the address separately provided to the Borrower;

(iii) if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A., at 8181 Communications Parkway, Bldg B, 6th Fl, TXW-3620, Plano, TX 75024, Attention Abhishek Joshi |Email: abhishek.j.joshi@jpmorgan.com;

(iv) if to any other Lender, to it at its address (or e-mail or fax number) set forth in its Administrative Questionnaire.

(b)  Communications to the Lenders may be delivered or furnished using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other Communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or Communications.

(c)  The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement.  Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.  Notices delivered by electronic mail (or notice of electronic posting) shall be deemed received upon sending, if sent during business hours, or, otherwise upon opening of the next Business Day unless the sender receives a notice of non-delivery.

(d)  The Approved Electronic Platform is provided “as is” and “as available”.  The Applicable Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Approved Electronic Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Applicable Parties in connection with the Communications or the Approved Electronic Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the applicable parties in connection with the Communications or the Approved Electronic Platform. in no event shall any Co-Administrative Agent, any Arranger, the Syndication Agent or any of their respective Related Parties (collectively, “Applicable Parties”) have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the internet or the Approved Electronic Platform.

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by written notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02.  Waivers; Amendments.  (a)  No failure or delay by the Borrower, the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Borrower, the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or as contemplated by Section 2.12; provided that no such agreement shall (i) increase or extend the Commitment of any Lender without the written consent of such Lender, (ii) decrease the principal amount of any Loan or any amount due on any Loan Installment Date or decrease the rate of interest thereon, or decrease any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, including any Loan Installment Date, or any fees payable hereunder, or decrease the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.02 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) amend in a manner adverse to the Lenders or extend the “Certain Funds Period” without the consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.  Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.  Notwithstanding the foregoing, (1) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (2) the Commitments and Loans of any Lender that is at the time a Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 10.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.  Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

SECTION 10.03.  Expenses; Limitation of Liability; Indemnity; Etc.    (a)  The Borrower shall pay, whether or not the Funding Date occurs, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the due diligence investigation of the Borrower, the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement, collection or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, however, that in the case of each of the foregoing clauses (i) and (ii), the fees, charges and disbursements of counsel shall be limited to the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent and the Lenders (and, if reasonably necessary, of one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction)).

(b)  To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Administrative Agent, any Arranger, the Syndication Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of each of the foregoing clauses (i) and (ii), to the extent of (a) such Lender-Related Person’s bad faith, gross negligence or willful misconduct or (b) the material breach by such Lender-Related Person of its obligations under this Agreement or any of the other Loan Documents, in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction.  The Borrower shall not be liable for any special, indirect, consequential or punitive damages in connection with this Agreement, any other Loan Documents, the Commitment Documents, the Transactions, the Juniper Acquisition Transactions, the use of proceeds thereof or any related transaction; provided that, nothing in this sentence shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.03(c).

(c)  The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries; provided that any such Liabilities and expenses arise out of or in connection with such Indemnitee’s acting as Administrative Agent, Co-Administrative Agent or a Lender under this Agreement, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity set forth in the foregoing clauses (i), (ii), (iii) and (iv) shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (B) the material breach by such Indemnitee or any of its Related Parties of its obligations under this Agreement or any other Loan Document or (C) a proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent or any Arranger in its capacity or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder).  The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower’s consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.  Notwithstanding anything in this Section 10.03(c) to the contrary, the fees, disbursements and charges of counsel payable under this Section 10.03(c) shall be limited to the reasonable and documented fees, disbursements and other charges of one counsel to all Indemnified Parties, taken together (and, if reasonably necessary, one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) for all affected Indemnitees taken together)).  The Borrower shall have no obligation to any Indemnitee under this Section 10.03(c) for matters for which such Indemnitee has been fully compensated pursuant to any other provision of this Agreement.  This Section 10.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(d)  Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 10.03 to the Administrative Agent and each Related Party thereof (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Commitments immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)  All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.  Notwithstanding anything in this Section 10.03 to the contrary, in no event shall the Borrower be responsible for the allocated costs of internal counsel.

(f)  The provisions of this Section 10.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender.

SECTION 10.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Subject to Section 10.04(h), any Lender may assign to one or more assignees (other than any Defaulting Lender, natural person or investment vehicle or trust for the primary benefit of a natural person or relatives of a natural person or the Borrower or any Subsidiary or Affiliate of the Borrower),  all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (each such consent not to be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and shall be an integral multiple of $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with, unless waived by the Administrative Agent, a processing and recordation fee of $3,500 (payable by the assignor or assignee), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted to the Approved Electronic Platform), the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (i) entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment, and (ii) subject to the confidentiality provisions hereof).  Any purported sale, assignment, delegation or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be null and void and instead be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)  Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted to the Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.05(b), 2.16(d) or 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”), other than the Borrower or any Subsidiary or Affiliate of the Borrower, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04; provided that such Participant agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section 10.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)  A Participant shall not be entitled to receive any greater payment under Sections 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  Each Participant shall be entitled to the benefits of Section 2.15 as if it were a Lender, subject to the requirements and limitations contained therein, including the requirements under Section 2.15(g) (it being understood and agreed that the documentation required under Section 2.15(g) shall be delivered to the participating Lender).

(g)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)  Notwithstanding anything to the contrary in this Section 10.04, (i) the written consent of the Borrower (such consent to be provided in the Borrower’s sole discretion) shall be required for any assignment or participation (other than assignments by a Lender to any of its Affiliates) prior to the expiration of the Certain Funds Period and (ii) in connection with any assignment of Commitments prior to the expiration of the Certain Funds Period by a Lender to any of its Affiliates in accordance with clause (i) of this paragraph, the assigning Lender shall not be relieved of its obligations (as in effect immediately prior to giving effect to such assignment) to fund Loans in respect of its Commitments pursuant to this Agreement without the prior written consent of the Borrower (such consent to be provided in the Borrower’s sole discretion).

SECTION 10.05.  Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement (provided, however, that such representations and warranties shall be made or deemed made only as of the Effective Date, the times of any Borrowings hereunder, or such other dates on or as of which such representations and warranties are specifically required to be made pursuant to the provisions hereof) and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06.  Counterparts; Integration; Effectiveness; Electronic Execution.  (a)  This Agreement and any other Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, the Commitment Documents and any other separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)  Delivery of an executed counterpart of a signature page of (w) this Agreement, (x) any other Loan Document, (y) the Commitment Documents and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrower hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  Each Lender shall promptly notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement and any Loan Document (whether in contract, tort or any other theory and in law or equity) shall be construed in accordance with and governed by the law of the State of New York; provided that, notwithstanding the foregoing to the contrary, it is understood and agreed that any determinations as to (x) the accuracy of any representations and warranties made by or on behalf of Juniper and its subsidiaries in the Juniper Merger Agreement and whether as a result of any inaccuracy thereof the Borrower (or its Subsidiary or Affiliate) has the right to terminate its obligations under the Juniper Merger Agreement, or decline to consummate the Juniper Acquisition, as a result of a breach of such representations and warranties in the Juniper Merger Agreement, (y) the determination of whether the Juniper Acquisition has been consummated in accordance with the terms of the Juniper Merger Agreement and (z) the interpretation of the definition of Material Adverse Effect (as defined in the Juniper Merger Agreement) and whether a Material Adverse Effect (as defined in the Juniper Merger Agreement)  has occurred shall, in each case, be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law (as defined in the Juniper Merger Agreement (as in effect on the Juniper Signing Date)) of any other state.

(b)  Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby (whether in contract, tort or any other theory and in law or equity) shall be construed in accordance with and governed by the law of the State of New York.

(c)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto (whether in contract, tort or any other theory and in law or equity), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or any of its properties in the courts of any jurisdiction.

(d)  Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action, proceeding, claim or counterclaim arising out of or relating to this Agreement in any court referred to in paragraph (c) of this Section 10.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit, proceeding, claim or counterclaim in any such court.

(e)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND IN LAW OR EQUITY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

SECTION 10.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, insurers, credit risk protection providers and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any governmental or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action, proceeding, claim or counterclaim relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12 to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower, any Subsidiary, and the obligations hereunder, (g) on a confidential basis to any rating agency in connection with rating the Borrower or the credit facilities provided for herein, (h) to market data collectors, including league table providers, and other services providers to the lending industry, in each case, information of the type routinely provided to such service providers, (i) with the consent of the Borrower, or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.12 or (y) becomes available to the Administrative Agent, any Arranger, any Lender, or any Affiliate of the foregoing on a nonconfidential basis from a source other than the Borrower.  If any Lender or the Administrative Agent is required by any Governmental Authority or any other Person to disclose Information or otherwise intends to disclose any Information pursuant to clause (c) of this Section 10.12, unless prohibited by law such Lender or the Administrative Agent, as the case may be, shall promptly notify the Borrower in writing so as to provide the Borrower with the opportunity to seek a protective order or take such other actions that are deemed appropriate by the Borrower to protect the confidentiality of the Information.  For the purposes of this Section 10.12, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Lender or any Affiliate of the foregoing on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Each Lender confirms that it maintains internal policies and procedures, including “ethical wall” procedures, intended to protect against the unlawful use of confidential information and such procedures apply to the Information.  Nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents, or any transaction carried out in connection with any transaction contemplated thereby, to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU. For the avoidance of doubt, nothing in this Section 10.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

SECTION 10.13.  Authorization to Distribute Certain Materials; Material Non-Public Information.  (a)  EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS SUBSIDIARIES OR SECURITIES THEREOF AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)  ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS SUBSIDIARIES OR SECURITIES THEREOF.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 10.14.  Certain Notices.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 10.15.  Conversion of Currencies.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)  The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrower contained in this Section 10.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 10.16.  No Fiduciary Duty.  The Borrower acknowledges that the Administrative Agent, each Lender and the Affiliates of each of the foregoing, may have economic interests that conflict with those of the Borrower, the Subsidiaries and their Affiliates. The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the Transactions and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, each Lender and the Affiliates of each of them, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or any Affiliate of any of them, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiaries and their Affiliates and none of the Administrative Agent, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Borrower, the Subsidiaries or any of their Affiliates.  To the fullest extent permitted by law, the Borrower hereby agrees that it will not assert any claims that it or any of its Affiliates may have against the Administrative Agent, the Lenders or their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby and the Borrower hereby agrees that the Administrative Agent, the Lenders and their Affiliates will not have any liability (whether direct or indirect) to the Borrower, the Subsidiaries or any of their Affiliates in respect of such agency or fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of the Borrower, the Subsidiaries or any of their Affiliates, including the equityholders, employees or creditors of the Borrower, the Subsidiaries or any of their Affiliates.

SECTION 10.17.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(c)  In the event a Lender has been notified by the applicable Resolution Authority that it has been or may be subject to a Bail-In Action, it shall promptly notify the Administrative Agent and the Borrower.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

HEWLETT PACKARD ENTERPRISE COMPANY, as the Borrower

By:	/s/ Kirt Karros
	Name:	Kirt Karros
	Title:	Senior Vice President, Treasurer & FP&A

[Signature Page to Three-Year Term Loan Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender, Administrative Processing Agent and Co-Administrative Agent,

By:	/s/ Abhishek Joshi
	Name:	Abhishek Joshi
	Title:	Vice President

[Signature Page to Three-Year Term Loan Credit Agreement]

CITIBANK, N.A., as a Lender and Co-Administrative Agent,

By:	/s/ Daniel Boselli
	Name:	Daniel Boselli
	Title:	Vice President

[Signature Page to Three-Year Term Loan Credit Agreement]

MIZUHO BANK, LTD., as a Lender,

By:	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Managing Director

[Signature Page to Three-Year Term Loan Credit Agreement]

DBS Bank LTD., as a Lender

By:	/s/ Kate Khoo
	Name:	Kate Khoo
	Title:	Vice President

[Signature Page to Three-Year Term Loan Credit Agreement]

Bank of China, Los Angeles Branch, as a Lender

By:	/s/ Liming Xiao
	Name:	Liming Xiao
	Title:	SVP & Deputy Branch Manager

[Signature Page to Three-Year Term Loan Credit Agreement]

OVERSEA-CHINESE BANKING CORPORATION LIMITED, NEW YORK AGENCY, as a Lender

By:	/s/ Charles Ong
	Name:	Charles Ong
	Title:	General Manager

For any institution requiring a second signature block:

By:
Name:
Title:

[Signature Page to Three-Year Term Loan Credit Agreement]

BNP PARIBAS, as a Lender

By:	/s/ Nicole Rodriguez
	Name:	Nicole Rodriguez
	Title:	Director

For any institution requiring a second signature block:

By:	/s/ Nicolas Doche
	Name:	Nicolas Doche
	Title:	Vice President

[Signature Page to Three-Year Term Loan Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Alison Lugo
	Name:	Alison Lugo
	Title:	Vice President

For any institution requiring a second signature block:

By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Vice President

[Signature Page to Three-Year Term Loan Credit Agreement]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Sid Khanolkar
	Name:	Sid Khanolkar
	Title:	Managing Director

[Signature Page to Three-Year Term Loan Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sean Duggan
	Name:	Sean Duggan
	Title:	Director

[Signature Page to Three-Year Term Loan Credit Agreement]

SIGNATURE PAGE TO HPE TERM LOAN 3-YEAR CREDIT AGREEMENT

HSBC BANK USA, N.A.,

By:	/s/ Vicky Tooma
	Name:	Vicky Tooma
	Title:	Vice President
For any institution requiring a second signature block:
By:
Name:
Title:

[Signature Page to Three-Year Term Loan Credit Agreement]

NATIONAL WESTMINSTER BANK PLC, as a Lender

By:	/s/ Alex Maltby
	Name:	Alex Maltby
	Title:	Director

[Signature Page to Three-Year Term Loan Credit Agreement]

Société Générale, as a Lender

By:	/s/ Jonathan Logan
	Name:	Jonathan Logan
	Title:	Managing Director

[Signature Page to Three-Year Term Loan Credit Agreement]

The Toronto-Dominion Bank, New York Branch, as a Lender

By:	/s/ Mike Tkach
	Name:	Mike Tkach
	Title:	Authorized Signatory

[Signature Page to Three-Year Term Loan Credit Agreement]

Mashreqbank psc, as a Lender

By:	/s/ Faizan Siddiqui
	Name:	Faizan Siddiqui
	Title:	General Manager

For any institution requiring a second signature block:

By:
Name:
Title:

[Signature Page to Three-Year Term Loan Credit Agreement]

Banco Santander, S.A., New York Branch, as a Lender

By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

For any institution requiring a second signature block:

By:	/s/ Arturo Prieto
	Name:	Arturo Prieto
	Title:	Managing Director

[Signature Page to Three-Year Term Loan Credit Agreement]

ING Bank N.V., Dublin Branch, as a Lender

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

By:	/s/ Cormac Langford
	Name:	Cormac Langford
	Title:	Managing Director

[Signature Page to Three-Year Term Loan Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Lukas Coleman
	Name:	Lukas Coleman
	Title:	Vice President

[Signature Page to Three-Year Term Loan Credit Agreement]

Agricultural Bank of China Limited, New York Branch, as a Lender

By:	/s/ Nelson Chou
	Name:	Nelson Chou
	Title:	SVP & Head of Corporate Banking Department

[Signature Page to Three-Year Term Loan Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Paul Arens
	Name:	Paul Arens
	Title:	Director

For any institution requiring a second signature block:

By:	/s/ Gordon Yip
	Name:	Gordon Yip
	Title:	Director

[Signature Page to Three-Year Term Loan Credit Agreement]

Australia and New Zealand Banking Group Limited, as a Lender

By:	/s/ Cynthia Dioquino
	Name:	Cynthia Dioquino
	Title:	Director

[Signature Page to Three-Year Term Loan Credit Agreement]

Canadian Imperial Bank of Commerce, New York Branch, as a Lender

By:	/s/ Kelly Petit de Mange
	Name:	Kelly Petit de Mange
	Title:	Executive Director and Authorized Signatory

[Signature Page to Three-Year Term Loan Credit Agreement]